OFFICE LEASE


                            Between

                      IMESON CENTER, INC.,

                           Landlord,


                              and


          THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

                             Tenant


                       TABLE OF CONTENTS

1.   Lease of Premises                                          1

2.   Definitions                                                2

3.   Base Rent                                                  8

4.   Additional Rent                                            8

5.   Use of Premises; Quiet Enjoyment                          11

6.   Landlord's Work, Delivery of Possession, and Tenant Allowance.    11

7.   Services                                                  13

8.   Condition  and Care of Premises; Landlord's and Tenant's Maintenance
     Obligations.                                              15

9.   Surrender of Premises                                     17

10.  Holding Over                                              18

11.  Rules and Regulations                                     18

12.  Rights Reserved to Landlord                               18

13.  Alterations                                               19

14.  Assignment and Subletting                                 20

15.  Waiver of Certain Claims; Indemnity by Tenant and Landlord 22

16.  Damage or Destruction by Casualty                         23

17.  Eminent Domain                                            25

18.  Default; Rights and Remedies                              25

19.  Subordination.                                            29

20.  Mortgagee Protection                                      30

21.  Insurance and Subrogation                                 30

22.  Nonwaiver.                                                32

23.  Estoppel Certificate                                      32

24.  Corporate Authority                                       32

25.  Real Estate Brokers                                       33

26.  Notices                                                   33

27.  Miscellaneous                                             33

28.  Landlord                                                  34

29.  Title and Covenant Against Liens                          35

30.  Signage                                                   35

31.  Exculpatory Provisions                                    35

32.  Hazardous Substances                                      35

33.  Radon Gas                                                 36

34.  Access                                                    36

35.  Satellite Antennas Receiving Dish                         37



Exhibit A      Premises
Exhibit A-1    Site Plan Showing Tenant's Parking Area
Exhibit B      Rules and Regulations
Exhibit C      Annual and Monthly Base Rent
Exhibit C-1    Monthly Base Rent for Space on Each Floor of the Premises
Exhibit D      Legal Description of the Land
                                 OFFICE LEASE


     THIS OFFICE LEASE (the "Lease"), made effective as of May 15, 1997 (the "Effective Date"), by and between IMESON CENTER, INC., a Florida corporation ("Landlord"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Tenant").

                                  WITNESSETH:

     1.        Lease of Premises; Option to Extend Term.
2.
    (a) Premises; Term. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises as outlined on the floor plan attached hereto as Exhibit A (herein called "Premises") on the mezzanine level and second floor of the office building located at One Imeson Park Boulevard, Jacksonville, Florida, and known as One Imeson Center (herein called "Building"), for a term (herein called "Initial Term") commencing on the Effective Date (herein also called "Commencement Date") and expiring on the date (herein called the "Expiration Date") that is one (1) day prior to the second anniversary of the Entire Premises Rent Commencement Date (as hereinafter defined), unless sooner terminated as provided herein, paying as rent therefor the sums hereinafter provided, without any setoff, abatement, counterclaim or deduction whatsoever except as specifically provided herein. Landlord and Tenant shall execute a document verifying the Floor Commencement Date (as hereinafter defined) for the space located on each floor of the Premises and the Entire Premises Rent Commencement Date. During the Term (as defined in subparagraph (b) below), Tenant shall also have the exclusive right to use up to 1,000 standard parking spaces within the area labeled "Tenant's Parking Area" on the site plan attached hereto as Exhibit A-1; provided, however, that Landlord reserves the right to restripe and/or reconfigure (but not relocate) Tenant's Parking Area from time to time so long as Tenant's Parking Area at all times includes no less than 1,000 standard parking spaces and that any such restriping or reconfiguration does not unduly inconvenience Tenant and Tenant's employees, contractors and invitees or materially and adversely affect Tenant's business. For purposes of this Section, "standard parking spaces" shall mean parking spaces sufficiently large to meet the requirements of applicable code, including a sufficient number of handicap spaces to meet the requirements of applicable code.

     (b) Tenant's Option to Extend the Term. Provided that Tenant is not in default of any term, condition or covenant contained in this Lease beyond any applicable grace or cure period at the time of exercise of the option to extend the Term, Tenant shall have the option of renewing the term of this Lease for one (1) additional period of either four (4) Lease Years or six (6) months (the "Renewal Term") on the same terms and conditions as provided herein. The Annual Base Rent and Monthly Base Rent for the Renewal Term shall be as provided on Exhibit C attached hereto and made a part hereof. (The Initial Term and the Renewal Term, if Tenant's renewal option is properly and timely exercised, are together referred to herein as the "Term.") Notice of the exercise of such option (the "Exercise Notice") shall be given by Tenant to Landlord in writing not later than two hundred seventy (270) days prior to the expiration of the Initial Term. The Exercise Notice shall specify whether Tenant has elected the renewal period of four (4) Lease Years or the renewal period of six (6) months. Upon exercise of the renewal option, whether it be for the period of four (4) Lease Years or for the period of six (6) months, Tenant shall have no further renewal options or term extension rights. In the event that Tenant shall fail to give timely and proper written notice of its intent to exercise such option, Tenant shall be deemed irrevocably to have waived any right to extend the Term. In the event that Tenant shall timely and properly deliver the Exercise Notice but, at the time of Landlord's receipt of the Exercise Notice, Tenant is in default of any of the terms, conditions or covenants in the Lease beyond any applicable grace or cure period and as a result of such default Landlord has not already terminated this Lease or Tenant's right to occupy the Premises and Landlord desires to contest Tenant's right to exercise its option for the Renewal Term, Landlord shall deliver written notice of such contest ("Landlord's Contest Notice") to Tenant within ten (10) days of Landlord's receipt of the Exercise Notice identifying such uncured default(s), and Tenant shall have ten (10) days from the receipt of Landlord's Contest Notice (the "Additional Cure Period") to cure such default(s), failing which Tenant's Exercise Notice shall be rendered null and void and of no force or effect. During the Additional Cure Period, Landlord shall not terminate this Lease or terminate Tenant's right to occupy the Premises, but Landlord shall have all other rights and remedies under this Lease or otherwise available to Landlord at law or in equity. No failure or election by Landlord to contest Tenant's Exercise Notice shall be deemed to be a waiver of any rights or remedies that Landlord may have with respect to any default by Tenant under this Lease.

     2.        Definitions.  As used in this Lease:

     (a) "Annual Base Rent" shall mean such amounts as are listed on Exhibit C attached hereto and made a part hereof.

     (b) "Monthly Base Rent" shall mean such amounts as are listed on Exhibit C attached hereto and made a part hereof.

     (c) "Permitted Use" shall mean general office uses, including, but not limited to, a call center for customer service, billing and claims service and for such other related uses as are necessary or reasonably desirable to conduct Tenant's business.

     (d) "Brokers" shall mean Phoenix Realty Group, Inc., as Landlord's agent, and LaSalle Partners Asset Management Limited, Heitman Financial Ltd. and McCoy Realty Group, as Tenant's agents.

     (e) "Initial Monthly Estimate" shall mean Thirteen Thousand Eight Hundred Ninety-Nine and 80/100 Dollars ($13,899.80), which amount is equal to the Rentable Area of the Premises multiplied by $.10.

     (f) "Rentable Area of the Building" shall mean the sum of the rentable areas on all floors of the Building computed by measuring to the center line of the exterior wall on each entire floor, excluding all common and public areas in the Building and without allowance for any so-called "loss factor". No deduction shall be made for Building columns or projections. Rentable Area of the Building shall be deemed to be 1,608,649 square feet; provided, however, that either party may elect, at its sole cost and expense, to have the Building measured, in accordance with the foregoing standards and within sixty (60) days of the Effective Date, by a duly licensed architect reasonably acceptable to the Landlord and approved in writing by the other party, and the result of such measurement shall, if different from the foregoing figure, be deemed to be the Rentable Area of the Building.

     (g) "Rentable Area of the Premises" shall mean (A) as to any portion of the Premises consisting of an entire floor, the area of the entire floor measured to the center line of the exterior walls; and (B) as to any portion of the Premises consisting of less than an entire floor, the area measured from the center line of the exterior wall to the center line of all demising partitions and to the outside face of corridor partitions. No deduction shall be made for Building columns or projections, and no allowance shall be made for any so-called "loss factor". Rentable Area of the Premises shall be deemed to be 90,026 square feet of space on the mezzanine level and 48,972 square feet on the second floor for a total of 138,998 square feet.

     (h) "Rentable Area of the Building Office Space" shall mean the rentable area of all space in the Building which is or has been leased for office space measured in accordance with the measurement standards for the Rentable Area of the Premises. As of the Effective Date, the Rentable Area of the Building Office Space shall be deemed to be 231,338 square feet and consists of the Premises and 92,340 square feet of space on the first floor of the Building.

     (i) "Tenant's Proportionate Share" shall mean eight and sixty-four hundredths percent (8.64%), which is the Rentable Area of the Premises divided by the Rentable Area of the Building; provided, however, that (i) with respect to such Expenses that apply only to the office space within the Building, "Tenant's Proportionate Share" shall mean sixty and eight-one hundredths percent (60.08%), which is the Rentable Area of the Premises divided by the Rentable Area of the Building Office Space, (ii) with respect to such Expenses that apply only to the Premises (including, without limitation, air handler unit maintenance costs, if such air handler unit(s) serve only the Premises, and, so long as Tenant is the only tenant using the elevators and escalators serving the office space in the Building, all office area elevator and escalator maintenance costs), "Tenant's Proportionate Share" shall mean one hundred percent (100%), provided that if any other tenant of the Building enjoys the benefit of the elevators and escalators serving the office space in the Building, Tenant's Proportionate Share of such expenses shall be determined by dividing the Rentable Area of the Premises by the sum of the rentable area of the Premises and the rentable area of such other office space tenant space benefiting from the elevators and the escalators, and (iii) with respect to Expenses that apply to the parking areas of the Project, "Tenant's Proportionate Share" shall mean fifty percent (50%), which is the number of parking spaces to which Tenant is entitled within Tenant's Parking Area (i.e., 1,000) divided by the approximate total number of parking spaces in the Project (i.e., 2,000). As of the Effective Date, chiller unit maintenance costs (including without limitation costs of the maintenance contract for the chiller units, the contract for the chemicals to treat the water used in the chiller units and an equitable allocation of the salary and benefits of the on-site employees who operate and maintain the chiller units) and lobby maintenance costs are the only budgeted costs that apply only to the office space in the Building, but Tenant acknowledges and agrees that other costs for items which are Expenses and which apply to the office space may from time to time also apply only to such space. Landlord shall be entitled to make reasonable allocations of Taxes between the office space portion of the Building and the warehouse space portion of the Building based on information received from the Duval County Property Appraiser's office (the "Appraiser"). In the event that the Appraiser separately values the Land, the office space portion of the Building and the warehouse space portion of the Building, Tenant's Proportionate Share of Taxes shall equal sixty and eight-one hundredths percent (60.08%) of the Taxes allocable to the office space portion of the Building plus an equitable portion of the Taxes allocable to the Land based on the Rentable Area of the Premises and the area of Tenant's Parking Area. Unless and until the Appraiser makes such separate valuations, Tenant's Proportionate Share of Taxes shall be eight and sixty-four hundredths percent (8.64%). Tenant's Proportionate Share shall be recalculated in accordance with the formulas set forth above in the event that, at any time during the Term, the Rentable Area of the Premises, the Rentable Area of the Building or the Rentable Area of the Building Office Space shall change and/or any space leased for warehouse purposes as of the Effective Date is relet for office purposes.

     (j) "Adjustment Date" shall mean July 1, 1997 and every anniversary thereof during the Term.

     (k) "Adjustment Year" shall mean each annual period or portion thereof during the Term commencing on July 1 and terminating on June 30 of the next succeeding calendar year.

     (l) "Expenses" shall mean those costs and expenses incurred by Landlord in accordance with generally accepted accounting principles for operating, managing, maintaining, insuring, redecorating, and repairing the Building, the land owned by Landlord upon which the Building stands and serving the Building (herein called the "Land," as described on Exhibit D attached hereto and made a part hereof) and the personal property used in conjunction therewith (said Building, Land and personalty herein collectively called the "Project"), including without limitation the cost of maintaining and monitoring fire alarm, smoke detector and related security devices and systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers and landscaping, maintenance, repair and replacement of utility systems, sprinkler system repair and maintenance, electricity, steam, water, sewers, refuse collection, fuel, heating, lighting, air conditioning, window cleaning, janitorial service for the common areas of the Building, insurance (including but not limited to, fire, extended coverage, all risk, liability, worker's compensation, rent loss, or any other insurance carried by the Landlord and applicable to the Project), painting, uniforms, supplies, sundries, sales or use taxes on supplies or services, cost of wages and sala ries of all persons engaged in the operation, maintenance and repair of the Project, and so-called fringe benefits (including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees below the grade of building manager so engaged in the operation, maintenance and repair of the Project to be charged proportionately in accordance with the time such employees spend on the Project), the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, managing, maintaining, insuring, redecorating or repairing of the Project, legal and accounting expenses (including, but not limited to, such reasonable expenses as relate to seeking or obtaining reductions in and refunds of real estate taxes) or any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered as an expense of operating, maintaining or repairing the Project. Landlord shall use good faith efforts to obtain materials and services included in Expenses at reasonable and competitive prices and rates.

     The following items shall be excluded from Expenses:

          (i) Costs incurred in connection with the original construction of the Building;

          (ii) Costs of Landlord's Work (as defined in Section 6), costs of alterations or improvements to the premises of other tenants or occupants of the Building or vacant leasable space in the Building, except as required by a governmental agency and for the health and welfare of occupants of the Building or otherwise provided in this Lease. In such a case, the alterations or improvements will be amortized over their useful life and passed through to tenants annually;

          (iii) Except as provided in paragraph (A) below, capital expenditures, depreciation and amortization of the Building or the equipment serving the Building;

          (iv) Interest and principal payments, points and other costs in obtaining or servicing mortgages and other debt costs, if any;

          (v) Legal fees, space planners' fees, real estate brokers' leasing commissions, advertising expenses and any other costs incurred in connection with the leasing of the Project;

     (vi) Costs for which Landlord is reimbursed by its insurance carrier, any tenant's carrier, any tenant, any warrantor or other third party (Landlord shall diligently and in good faith pursue all insurance, breach of warranty or other claims which might result in a reduction in Expenses payable by Tenant);

     (vii) Any bad debt loss, rent loss, reserves for bad debts or rent loss or legal fees incurred in collecting rent from other Building tenants;

     (viii) The expense of additional services provided to other tenants in the Building and other benefits which are not provided to Tenant, but which are provided to another tenant or occupant of the Building;

     (ix) The wages of any employee, except to the extent such wages are attributable to time spent by such employee in servicing and/or managing the Project;

     (x)  Amounts paid as ground rental by Landlord, if any;

     (xi) Fees for services rendered to the Project by entities controlled by, controlling or under common control with Landlord to the extent such fees exceed the market rate payable for such services if rendered by unrelated third parties;

    (xii) Costs of repairs or replacements caused by the exercise of any condemnation rights by any public or quasi-public authority to the extent that Landlord receives compensation for same from the condemning authority;

    (xiii) Any charge for Taxes and Landlord's income taxes, excess profit taxes, franchise taxes or other taxes on Landlord's business or income (other than sales and use taxes);

    (xiv) Any rent paid for Landlord's on-site management or leasing office, or any other offices or spaces of Landlord or any related entity;

    (xv) Costs and expenses of water, sewer, electricity and gas for tenant space (whether leased or leasable) in the Building;

    (xvi) The costs associated with any concession granted to other tenants in the Building (such as moving expenses, lease assumptions, etc.);

    (xvii) Legal fees incurred in disputes with tenants or in connection with the sale, financing or leasing of the Building or with respect to any bankruptcy proceedings involving Landlord or any tenant;

    (xviii) All payments, debt service, costs and expenses directly related to the sale or financing of the Building;

    (xix) The cost of any work performed preparing a tenant's space for occupancy, including painting and decorating such space, or services provided (such as separately metered electricity) for any tenant (including Tenant) at such tenant's cost or provided by Landlord without charge as an inducement to lease (such as free rent or improvement allowance);

    (xx) The cost of installing, operating and maintaining any specialty service, such as a retail store, sandwich shop, sundry shop, newsstand, or concession;

    (xxi) The cost of any repairs, alterations, additions, changes, replacements and the like which under generally accepted accounting principles are properly classified as capital expenditures, except in the case as required by a governmental agency and for the health and welfare of occupants of the Building. In such a case, the alterations or improvements will be amortized over their useful life and passed through to tenants annually;

    (xxii) Legal costs (including settlement or other payments) related to disputes with contractors hired directly by Landlord, except regarding the contesting of Taxes;

    (xxiii) Costs related to the leasing or purchase of art, except to the extent such costs are consistent with standards maintained in comparable office buildings;

   (xxiv) Costs, including all general overhead expenses, incurred by Landlord in the operation of the business of the legal entity that constitutes the Landlord to the extent that the same is separate and apart from the operation of the Building;

   (xxv) Costs arising from the presence within the Building or the Project of hazardous materials;

   (xxvi)  Charitable or political contributions made by Landlord;

   (xxvii) Costs and expenses for janitorial service for the Building, including the Premises and all leasable areas, except for janitorial service with respect to the common areas;

   (xxviii) Interest or penalties resulting from late payments by Landlord;

   (xxix) Management fees; and

   (xxx) Costs of bringing the Land and the Building into compliance with the requirements of applicable statutes, laws, ordinances, codes and governmental rules and regulations to the extent the Land and the Building are not in compliance on the Effective Date regardless of whether the parties are aware of such noncompliance on the Effective Date.

     Notwithstanding anything contained in the above definition of Expenses to the contrary:

   (A) The cost of any capital improvements to the Building made after the date of this Lease which reduce Expenses, amortized over such reasonable period as Landlord shall determine, shall be included in the Expenses, provided that the amortized amount included in Expenses is less than the actual reduction in Expenses resulting from the capital improvement.

   (B) If any item of Expenses, though paid or incurred in one Lease Year, relates to more than one calendar year, at the option of Landlord such item may be proportionately allocated among such related Lease Years.

   (m) "Taxes" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon leases or the receipt of rent (other than sales and use taxes payable on rental), and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise, capital stock, succession, transfer, gift, estate or inheritance taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except for sales and use taxes as provided herein), which may now or hereafter be levied, assessed or imposed against the Land or the Building. Taxes shall be determined by taking into account the maximum possible discount for early payment of Taxes other than special assessments, which discount, as of the Effective Date, is four percent (4%). The Building and the Land are herein collectively called the "Real Property."

     Notwithstanding anything contained in the above definition of Taxes to the contrary:

  (i) If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Real Property, the rents or other income therefrom (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits or any leases of any part thereof), then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

   (ii) Notwithstanding the year for which any such taxes or assessments are levied, (1) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during an Adjustment Year shall be included in Taxes for that year and (2) if any taxes or assessments payable during an Adjustment Year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall not be included in Taxes for that year. Except as provided in the preceding sentence, all references to Taxes "for" a particular Adjustment Year shall be deemed to refer to Taxes levied, assessed or otherwise imposed during such Adjustment Year without regard to when such Taxes are payable.

   (iii) Taxes shall also include any personal property taxes (attrib utable to the Adjustment Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances used in connection with the Real Property or the operation thereof, but excluding any personal property taxes with respect to personal property owned by any tenant.

   (iv) Landlord shall furnish Tenant with a copy of the tax assessment notice for each Adjustment Year.

   (n) "Lease Year" shall mean, subject to the proviso in the last sentence of this paragraph, each of the two (2) one-year (twelve calendar months) periods of the Initial Term and, in the event that Tenant exercises a renewal option in accordance with Section 1(b), the four (4) one-year periods of the Renewal Term of the Lease (or, in the event that Tenant properly exercises the six [6] month renewal option, said six [6] month period shall be deemed to be one-half [1/2] of a Lease Year); provided, however, that the first Lease Year shall be that period which commences on the Commencement Date and ends on the date which is one day prior to the one year anniversary of the Entire Premises Rent Commencement Date (as hereinafter defined).

  (o) "Plans" shall mean the plans and specifications in connection with Tenant's improvement of the Premises prepared by Tenant's architect described on Exhibit E attached hereto and made a part hereof.

  (p) "Floor Commencement Date" with respect to each of the mezzanine level space of the Premises and the second floor space of the Premises shall occur on the date that is the first to occur of (a) substantial completion of Tenant's improvements such that the applicable floor Premises may be used for the Permitted Use, (b) Tenant's occupancy of the applicable floor or any portion thereof for the purpose of conducting its business in accordance with the Permitted Use, or (c) the one hundred twentieth (120th) day following the Effective Date subject to any force majeure delays. For purposes of the foregoing, Tenant shall be deemed to have occupied the entire mezzanine level space of the Premises for the purpose of conducting its business in accordance with the Permitted Use on the date on which Tenant commences moving personal property into such space, and Tenant shall be deemed to have occupied the entire second floor space of the Premises for the purpose of conducting its business in accordance with the Permitted Use on the date on which Tenant commences moving personal property into such space.

   (q) "Entire Premises Rent Commencement Date" shall mean the earliest date on which the Floor Commencement Date for the mezzanine level space of the Premises and the Floor Commencement Date for the second floor space of the Premises has occurred.

     3.        Base Rent.

  (a) Tenant shall pay, commencing on the Entire Premises Commencement Date, the Annual Base Rent, as set forth in Exhibit C, to Landlord for the Premises, payable in equal monthly installments in the amount of the Monthly Base Rent in advance on the first day of the Term and on the first day of each calendar month thereafter of the Term. If the Term shall begin on any date except the first day of a calendar month, or shall end on any day except the last day of a calendar month, then Monthly Base Rent for any such partial calendar month within the Term shall be prorated based on a 30-day month.

  (b) Base Rent, Additional Rent (as hereinafter defined), Tax and Expense Estimate (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (herein collectively called the "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord at 100 North Tampa Street, Suite 3575, Tampa, Florida 33602, or as otherwise designated from time to time by written notice from Landlord to Tenant. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, except as specifically provided herein. Tenant shall pay all applicable sales and use taxes on each installment or payment of Rent at the time payment is made.

   (c) Notwithstanding anything in this Lease to the contrary, from the first to occur of the Floor Commencement Date for the mezzanine level space of the Premises or the Floor Commencement Date for the second floor space of the Premises until the Entire Premises Commencement Date, Tenant shall pay for either the mezzanine level space of the Premises or the second floor space of the Premises for which the Floor Commencement Date has occurred, as the case may be, Base Rent as specified on Exhibit C-1 attached hereto and made a part hereof and Additional Rent (as hereinafter defined) during such period prorated based on the proportion of the rentable area of the mezzanine level space in the Premises (i.e., 90,026 square feet) or the rentable area of the second floor space in the Premises (i.e., 48,972 square feet), as applicable, to the rentable area of the Premises (i.e., 138,998 square feet)

     4. Additional Rent.  In addition to paying the Base Rent specified in
Section 3 hereof, Tenant shall pay to Landlord as additional rent the amounts (herein collectively called "Additional Rent") determined to be the Tax Adjustment and Expense Adjustment (both as hereinafter defined) in accordance with this Section 4:

     (a) Computation of Additional Rent. Tenant shall pay as Additional Rent for each Adjustment Year the following amounts:

     (i) Tenant's Proportionate Share of Taxes for such Adjustment Year (herein called the "Tax Adjustment"); plus

     (ii) Tenant's Proportionate Share of Expenses for such Adjustment Year (herein called the "Expense Adjustment").

     (iii) Utilities charges billed to Tenant by Landlord pursuant to
Section 7(b).

  (iv) A management fee to Landlord equal to five percent (5%) of all Rent, inclusive of all amounts included within the immediately preceding subsections
(i), (ii) and (iii) (the "Management Fee").

   (v) Notwithstanding anything in this Lease to the contrary, in no event shall the total of the Expense Adjustment, Tax Adjustment and Management Fee (including estimated payments) exceed the following amounts on an annual basis (the "Annual Cap"):

                    Annual Cap per square
     Lease          foot of Rentable Area         Total Annual
     Year           of the Premises               Cap Amount
       1                 $ 1.86                   $ 258,536.28
       2                 $ 1.96                   $ 272,436.08
       3                 $ 2.06                   $ 286,335.88
       4                 $ 2.16                   $ 300,235.68
       5                 $ 2.26                   $ 314,135.48
       6                 $ 2.36                   $ 328,035.28

Notwithstanding the foregoing, in the event that the First Lease Year is longer than three hundred sixty-five (365) days, the Annual Cap for the First Lease Year shall be proportionately increased on a per diem basis. The Annual Cap shall not apply to any and all amounts billed to Tenant by Landlord pursuant to Section 7(b).

   (b) Payments of Additional Rent; Tax and Expense Estimate; Projections. Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.

      (i) Tax Adjustment and Expense Adjustment. The aggregate of payments required to be made by Tenant on account of Tax Adjustment and Expense Adjustment for any Adjustment Year until the actual Tax Adjustment and Expense Adjustment for such Adjustment Year are determined is herein called "Tax and Expense Estimate".

     (ii) Landlord may, at any time and from time to time prior to each Adjustment Date and from time to time during or after the Adjustment Year in which such Adjustment Date falls, deliver to Tenant a written notice or notices ("Projection Notice") setting forth (1) Landlord's reasonable estimates, forecasts or projections of Taxes or Expenses for such Adjustment Year (collectively, the "Projections"), which in the case of Taxes shall be based on the most recent assessment, and (2) Tenant's Tax and Expense Estimate (setting forth the Expense Adjustment component and the Tax Adjustment component separately), being Tenant's Proportionate Share of the Projections.

   (iii) On or before the first day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter during the Adjustment Year in question, Tenant shall pay to Landlord, at the time and in the same manner as payment of Base Rent, one-twelfth (1/12) of the Tax and Expense Estimate shown in the Projection Notice. Within thirty (30) days following Landlord's service of a Projection Notice, to bring Tenant's payments of Tax and Expense Estimate current, Tenant shall also pay Landlord a lump sum equal to the Tax and Expense Estimate shown in the Projection Notice less any previous payments on account of Tax and Expense Estimate made during such Adjustment Year. Until such time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall pay to Landlord a monthly installment of Tax and Expense Estimate on the first day of each month equal to the greater of the latest monthly installment of Tax and Expense Estimate or one-twelfth (1/12) of Tenant's latest determined Tax Adjustment and Expense Adjustment; provided, however, that the initial monthly installment of Tax and Expense Estimate payable by Tenant beginning on the Entire Premises Commencement Date, subject to change as herein provided, shall be equal to the Initial Monthly Estimate.

  (c) Readjustments. The following readjustments with regard to the Tax Adjustment and Expense Adjustment shall be made by Landlord and Tenant:

   (i) Within ninety (90) days following the end of each Adjustment Year, Landlord shall submit to Tenant a statement showing the actual Expenses incurred in the prior Adjustment Year according to major categories of expense, together with Tenant's Proportionate Share of the actual Expenses, and a computation of either Tenant's overpayment or underpayment of actual Expenses for the prior Adjustment Year (the "Landlord's Statement"). If there has been an underpayment by Tenant for the previous Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the underpayment, subject to the Annual Cap as set forth in Section 4(a)(iv) of this Lease. If Tenant has overpaid its proportionate share of the Expenses, Landlord shall credit such excess to Rent payable immediately after the date of Landlord's Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires or is terminated, subject to Tenant's obligations under Section 4(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease.

      (ii) Within ninety (90) days following the end of each Adjustment Year, Landlord shall notify Tenant in writing (any such notice herein called "Landlord's Statement") of such Taxes for such Adjustment Year. Landlord's Statement shall include a copy of the most recent tax assessment notice(s) for such Adjustment Year. For purposes of the foregoing, Taxes shall be deemed to accrue monthly, although Taxes are paid annually. If the Tax Adjustment owed for such Adjustment Year exceeds the Tax Adjustment component of the Tax and Expense Estimate paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Tax and Expense Estimate paid by Tenant during such Adjustment Year. If the Tax Adjustment component of the Tax and Expense Estimate paid by Tenant during such Adjustment Year exceeds the Tax Adjustment owed for such Adjustment Year, then Landlord shall immediately credit such excess to Rent payable after the date of Landlord's Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires, subject to Tenant's obligations under Section 4(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease.

  (iii) No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 4(c) or which Tenant may be obligated to pay Landlord due to an underestimation and underpayment by Tenant of the Expenses, when such payment is late, in which event interest shall accrue on any such late payment in accordance with Section 27(h).

  (d) Books and Records. Landlord shall maintain books and records showing Taxes and Expenses in accordance with sound accounting and management practices and generally accepted accounting principles. Tenant and its representatives and consultants shall have the right to examine and copy, at Tenant's own expense, such books and records showing Taxes and Expenses upon reasonable prior notice and during normal business hours at any time within one hundred eighty (180) days following service of Landlord's Statement provided for in Section 4(c). Unless Tenant or Landlord shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item, within said one hundred eighty
(180) days after service of Landlord's Statement, Landlord's Statement shall be considered as final and accepted by Tenant and Landlord. Any examination shall not delay the timely payment of Tenant's Proportionate Share of Expenses.

   (e) Refunds and Reductions. Landlord shall refund to Tenant its Proportionate Share of any refunds received by Landlord on account of Expenses or Taxes for any prior Adjustment Year within thirty (30) days of receipt.

   (f) Proration and Survival. With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such year only a pro rata share of Additional Rent as hereinabove determined, equal to said Additional Rent multiplied by a fraction, the numerator of which is the number of days in the Term falling within the Adjustment Year, and whose denominator is 365. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to Landlord and Landlord shall pay any refund owed Tenant within thirty
(30) days after the date of Landlord's Statement sent to Tenant. Without limitation on other obligations of Tenant and Landlord which shall survive the expiration of the Term, the obligations of Tenant and Landlord provided for in this Section 4 shall survive the expiration or termination of this Lease.

   (g) Additional Rent. All amounts payable by Tenant as or on account of Additional Rent shall be deemed to be additional rent due under this Lease.

     5.  Use of Premises; Quiet Enjoyment.

    (a) Tenant shall use and occupy the Premises for the Permitted Use only and for no other use or purpose. Except as otherwise provided in this Lease, Tenant shall, at its own risk and expense, obtain all governmental licenses and permits necessary for the Permitted Use.

    (b) Tenant shall have access to the Building and the Premises 24 hours per day and 365 days per year.

    (c) Tenant shall have the right to install a badge-locking system or card-reading system for controlling access to the Premises. Tenant shall provide Landlord with a reasonable number of badges or cards to enable Landlord to obtain access to the Premises.

    (d) Landlord agrees that if Tenant timely pays the rents and other charges herein provided and performs all of the obligations herein stipulated to be performed on Tenant's part, Tenant's quiet enjoyment and possession of the Premises will not be interfered with by Landlord, subject to all terms and conditions of this Lease.

     6.  Landlord's Work, Delivery of Possession, and Tenant Allowance.

    (a) Landlord's Work. Landlord shall provide the following during the Term in accordance with all statutes, laws, ordinances and codes, including without limitation the Americans with Disabilities Act, 11 U.S.C. Section 12181, et seq. (the "ADA").

    (i) General Condition of Premises. The Premises shall be in broom clean condition, subject to any vinyl composition tiled areas. Tenant hereby acknowledges and agrees that possession of the Premises has been delivered to Tenant in such condition.

   (ii) Electrical Power. Landlord shall provide a minimum of six (6) watts demand per square foot of Rentable Area of the Premises for Tenant's lights and outlets (the "Electrical Work"). Tenant hereby acknowledges and agrees that the Electrical Work is complete. The Premises shall be sub-metered for electricity consumption at Tenant's expense through one or more meters as Tenant elects.

  (iii) HVAC. Landlord shall provide the following heating, ventilation and air-conditioning ("HVAC") equipment (such equipment is hereinafter referred to as the "HVAC Equipment") to serve the Premises:

          Mezzanine Level

          Total Heat:              BTU/Hour 1,174,900 x 2 Units
          Tons:                    Two (2) 97.1 ton units
          Coil CFM:                34,000 CFM: 75 hp ea/(2)
          Computer Room Area:      BTU Heat 84,000, 7 ton unit
                                   8,000 CFM Coil 5 hp motor

          Second floor

          Total Heat:              1,062,200 BTU per hour x 2 units
          Tons:                    Two (2) 89 ton units
          Coil CFM:                30,000 CFM: 40 hp ea/(2)

The HVAC Equipment shall be in good working condition on the Commencement Date and dedicated solely to the Premises. Tenant has inspected the HVAC Equipment and accepts the HVAC Equipment in "as is" condition, subject to Landlord's repair and maintenance responsibilities and the immediately preceding sentence. Landlord has installed primary HVAC duct work in the Premises.
From such duct work, Tenant may distribute secondary duct work in connection with Tenant's improvement of the Premises. Tenant accepts the primary duct work in "as is" condition.

  (iv) Telephone Closet. The Premises include a telephone closet in the space located on the mezzanine level of the Building. Subject to the rights reserved by Landlord pursuant to Section 12(i), Tenant may use such telephone closet as a demarkation point from which Tenant may distribute its telephone lines throughout the Premises.

  (v) Elevator and Escalators. From and after the Commencement Date and thereafter during the Term Landlord shall provide the Building's one (1) existing passenger elevator and escalators in good working order and condition so that such elevator and escalator service in the Building shall be of a quality comparable to such service provided in other quality office buildings in Jacksonville, Florida. Landlord shall adjust the call buttons in the passenger elevator promptly to comply with the ADA.

  (vi) Building Access Ramp. The access ramp at the front of the Building shall be refurbished promptly so that the incline of the ramp complies with the ADA.

  (b) Tenant Allowance.  On the Effective Date, Landlord shall provide
Tenant with One Hundred Forty-Seven Thousand Five Hundred Dollars ($147,500.00) (the "Allowance") for construction of washrooms in the second floor space in the Premises, repair and renovation of the washrooms in the mezzanine level space in the Premises, and installation of a sprinkler system in the second floor space in the Premises in accordance with NFPA 13 (latest edition). Tenant shall perform and complete such construction, repair, renovation and sprinkler installation work in accordance with the terms and provisions of this Lease. Tenant shall pay any and all costs of such work in excess of the Allowance and shall be entitled to retain any portion of the Allowance not expended in connection with such work. In addition, Tenant shall construct, in accordance with the terms and provisions of this Lease, the exterior fire stairs from the ground level of the Building to the second floor of the Building with exits at the mezzanine level and the second floor of the Building and the interior fire stairs from the first floor of the Building to the mezzanine level of the Building with an exit at the mezzanine level, all in accordance with that certain proposal of The Auchter Company dated April 25, 1997 addressed to Mr. Bob O'Neill of the Prudential Services Company, a copy of which proposal is attached hereto as Exhibit G. Tenant shall pay the entire cost of such fire stair construction work; however, Landlord shall reimburse Tenant for fifty percent (50%) of such cost as certified by Tenant and The Auchter Company, but in no event more than Fifty-Four Thousand Four Hundred Dollars ($54,400.00), within thirty (30) days of the later of completion of such fire stair construction work or the Commencement Date. If Landlord fails to reimburse Tenant within such thirty
(30) day period, Tenant may offset the amount owed against the installment(s) or payment(s) of Rent next coming due.

   7. Services.

   (a) Landlord shall furnish the following services to the Building and the Premises:

      (i) Sanitary sewer service in common with other tenants into the applicable utility's lines and mains for lavatory and toilet purposes.

     (ii) Domestic water in common with other tenants from the applicable utility's mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant in the Premises pursuant to
Section 6(b). Tenant shall pay Landlord as Additional Rent for all domestic water and sanitary sewer service furnished to the Premises on the basis of the applicable utility's rates from time to time and any reasonable allocation made by Landlord from time to time. Tenant shall not waste or permit the waste of water.

  (iii) Electricity for the Premises and HVAC Equipment shall be furnished by Landlord by arranging for electrical service supplied by the electric utility company serving the Building and the Premises. Tenant shall pay Landlord as Additional Rent for all electricity furnished to or for the benefit of the Premises on the basis of the applicable utility's rates (with no Landlord mark-up except as to the Management Fee) from time to time and Tenant's usage as determined by one or more sub-meters which shall be installed at Tenant's sole cost and expense as part of Tenant's improvement of the Premises. The electricity used for the making of alterations or repairs in the Premises, or for the operation of the HVAC Equipment or for the operation of any special or supplementary heating, ventilating or air-conditioning systems which may be required for computer or data processing equipment or for other special equipment or machinery installed by or on behalf of Tenant, shall be paid for by Tenant. In addition, Tenant shall pay Landlord as Additional Rent for its allocable share of all electricity in connection with the operation of the chiller units described in Subsection 7(a)(ix) below pursuant to the terms of a separate agreement among Landlord, Tenant and the other tenants of the Building. Except as otherwise provided in this Lease, Tenant shall make no material alterations or additions to the electric equipment or appliances in the Premises or the Building without the prior written consent of Landlord in each instance. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

   (iv)  HVAC capabilities in accordance with Section 6(a)(iii).

    (v) Elevator service to the Premises 24 hours per day provided by the one (1) existing passenger elevator serving the Building and escalator service during Tenant's usual business hours.

   (vi)  Lighting of the common areas of the Building 24 hours per day.

  (vii) Janitorial services for the common areas of the Building, including the cleaning of the glass walls and partitions separating the Premises from the common areas on the side facing the common areas.

 (viii) Landscaping maintenance for the Project.

   (ix) Chilled water from the Building's chiller units supplied to the HVAC Equipment to the limits of the existing chiller units and the existing pipes associated therewith.

    (x) One (1) freight elevator for the non-exclusive use of the office tenants of the Building.

   (xi) One (1) loading dock for the non-exclusive use of the office tenants of the Building.

  (xii) Window washing for the interior of the windows and glass partitions of the Premises and the exterior of the windows and glass partitions of the Premises installed by Tenant, as requested by Tenant, the cost of which (a) shall be paid by Tenant within thirty (30) days of receipt of Landlord's invoice and (b) shall not be included in Expenses or subject to the Annual Cap; and window washing for the exterior of the windows and glass partitions of the Premises installed by Landlord on an as-needed basis, the cost of which shall be included in the Expenses.

 (xiii) A smoking area for Tenant's employees either in the Building or in a location outside the Building but in reasonably convenient proximity thereto. Such area may be used by other tenants of the Building. Landlord shall have no obligation to provide any services to such area or to furnish, equip or improve the area; however, Landlord shall not unreasonably withhold its consent to any improvements to such area reasonably proposed by Tenant. Initially, the smoking area shall be the covered loading dock area on the east side of the Building adjoining the first floor office space in the Building. Landlord reserves the right to change the location of the smoking area from time to time, subject to the requirements of the first sentence of this subsection 7(a)(xiii).

  (b) All charges for the actual cost (with no Landlord mark-up) of water, sewer, gas and electricity shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after Tenant receives Landlord's bill therefor.

  (c) The Building and Land shall be managed and maintained in accordance with standards comparable to those of other properties in the Jacksonville, Florida area of the kind and quality of the Building and Land.

  (d) Tenant agrees that Landlord and its agents shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or for delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, in the event of any failure, stoppage or interruption of the services described in this Section 7, Landlord shall use reasonable diligence to resume service promptly, and in the event Tenant cannot operate its business in the Premises or any portion thereof (in excess of 2,500 rentable square feet) as a result of such interruption and Landlord fails to restore such service(s) within three (3) business days after receipt of Tenant's written notice of such interruption as to an interruption within Landlord's reasonable control, or within sixty (60) days after receipt of Tenant's written notice of any other interruption, then Tenant, as Tenant's sole and exclusive remedy, shall be entitled to abate Rent until restoration of the interrupted service(s) such that Tenant can resume its business operations in the Premises or applicable portion thereof.

  (e) Tenant agrees to cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which are reasonably necessary for the proper functioning and protection of all utilities and services and are reasonably necessary for the operation of the Premises and the Building. Landlord and its contractors shall have free access, subject to reasonable prior notice to Tenant except in the event of an emergency, to any and all mechanical installations, and Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord's mechanical installations.

     8. Condition and Care of Premises; Landlord's and Tenant's Maintenance Obligations.

  (a) Except to the extent set forth in the Lease, Landlord has made no promises to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof, and no representation respecting the condition of the Premises, the Building or the Land has been made to Tenant by or on behalf of Landlord, except to the extent expressly set forth herein. Except as specifically set forth in Section 6, Tenant shall be solely responsible for any and all structural and other alterations, modifications and additions in or to the Premises in connection with the Permitted Use, whether required by applicable statutes, laws, codes and governmental rules and regulations or otherwise, all of which alterations, modifications and additions shall be subject to the terms and provisions of Section 13. Except as specifically provided in Section 6, this Section 8, and Section 32(b), Tenant hereby warrants and represents that it has inspected the Premises and determined that it is satisfactory in all respects for Tenant's purposes, and shall accept possession of the Premises in "as is" condition with all faults and without warranty or representation by Landlord as to the condition of the Premises or the suitability of the Premises for a particular purpose or in any other respect.

 (b) Tenant shall notify Landlord of any damage to the Premises, regardless of the cause of damage. Except for any damage resulting from any wanton or negligent act of Landlord, or its employees or agents and subject to the provisions of Section 6 and Section 16 hereof, Tenant shall at its own expense keep the Premises in good repair and tenantable condition and, except if Landlord elects to make such repairs at Tenant's expense as hereinafter provided, shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents, licensees, invitees or contractors, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the reasonable approval of Landlord and within any reasonable period of time specified by Landlord. If Tenant does not make repairs promptly and adequately when required to do so, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord, on written demand, the cost thereof, and, in addition, Tenant shall pay to Landlord on written demand, an amount equal to seven percent (7%) of such cost as an overhead and supervision fee and interest at the rate specified in
Section 27(h) from the date of such demand.

  (c) This Lease does not grant any rights to light or air over or about the real property of Landlord. Except as otherwise provided in this Lease, Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the Premises and to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve any occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless oth erwise specifically provided herein. Notwithstanding the foregoing, Landlord agrees that it will not construct any improvements on the Land within fifty
(50) feet of the windows constructed by Tenant that would block the light and air to such windows, except as required by governmental mandate.

  (d) Landlord shall maintain in good order and repair the following portions of the Project during the Term: the roof and roof membrane of the Building, the structural supports and load-bearing walls of the Building, the foundation and floor slab of the Building, all utilities lines, mains and conduits to their point of entry into the Premises, the exterior of the Building (including exterior glass and entrances), the common or public areas in the Building, the Landlords's property and grounds (including landscaping) about the Building, HVAC Equipment, the chiller units serving the Premises, the elevators and escalators, the sprinkler system, the public areas in the Building, and Tenant's Parking Area, excepting any damage to any such components caused by the act or omission of Tenant or any subtenant or their respective employees, agents, licensees, contractors or invitees, in which event such damage shall be promptly repaired at the expense of Tenant. In addition, Landlord shall ensure that the Premises are reasonably free from noise or vibration from neighboring tenants such that Tenant shall experience no material interference with Tenant's business operations as a result of any such noise or vibration. Landlord further agrees that, except as otherwise provided in this Lease, Landlord shall be responsible for the compliance of the common areas of the Building with applicable statutes, laws, codes and governmental rules and regulations, and any condition of the Premises on the date on which Tenant commenced its improvements to the Premises that constitutes a violation of applicable statutes, laws, codes and governmental rules and regulations except to the extent that such condition was remedied by Tenant's improvement of the Premises in accordance with Plans or would have been remedied but for violations of applicable statutes, laws, codes and/or governmental rules and regulations due to the improper installation or construction of the improvements contemplated by the Plans and except for any condition of the Premises in violation of applicable statutes, laws, codes and/or governmental rules and regulations required to be corrected or remedied due to Tenant's improper manner of use of the Premises, as opposed to mere office use in the manner permitted hereunder, or in conjunction with improvements on or about the Premises by Tenant subsequent to the improvements contemplated by the Plans or due to Tenant's application for a building or other similar permit therefor.

  (e) Tenant agrees to make all repairs to, and keep and maintain in sightly appearance, good order, condition and repair (including replacements necessary in Landlord's reasonable judgment), the Premises and every part thereof, except as otherwise specifically provided herein, including all utility facilities and related equipment within the Premises, plumbing, drain, waste and sewage facilities within the Premises, including free flow up to the common sewer line, fixtures, and facilities and equipment for electricity, heating, and air-conditioning, within the Premises, all in compliance with and as may be required by applicable building, zoning, environmental, safety, fire and other laws and codes, including legally required fire extinguishers and safety or health improvements, except as otherwise specifically provided in this Lease.

  (f) Landlord shall provide for the operation of a sandwich shop in the Building containing approximately 2,200 square feet during the hours of 7:00 a.m. to 5:00 p.m., Monday through Friday.

     9. Surrender of Premises.

  (a) At the termination of this Lease by lapse of time or otherwise, or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, and damage resulting from the act of Landlord or any of its respective employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

  (b) All installations, additions, partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements, except movable furniture, equipment, and other personal property and trade fixtures belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises upon expiration of the Term or sooner termination of this Lease or Tenant's possession hereunder, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such expiration or termination or within ten (10) days thereafter Landlord so directs by written notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on written demand. All movable furniture, equipment, trade fixtures and personal property shall remain the property of Tenant and, provided no continuing event of default exists hereunder with respect to Tenant's obligations, may be removed from the Premises at any time without Landlord's consent. Notwithstanding the foregoing, Tenant shall not remove, or be required to remove, any improvements shown in the Plans, except for those items specified in Exhibit F attached hereto and made a part hereof, which Tenant shall be entitled to remove upon the expiration or sooner termination of the Term so long as Tenant complies with the other terms and provisions of this Section 9(b), and except as provided in Section 35(j) below. In addition, in the event that Tenant makes additional improvements to the Premises beyond those contemplated by the Plans, Landlord shall not unreasonably withhold its consent to Tenant's request that Tenant not be required to remove such improvements upon expiration or sooner termination of the Term provided that such additional improvements are comparable in utility and quality to those specified in the Plans.

  (c) Tenant shall leave in place any floor covering. Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of personal property of every kind and description from the Premises and repair any damage to the Premises caused thereby, such removal and restoration to be performed prior to the expiration of the Term or no later than ten (10) days following the earlier termination of this Lease or Tenant's right of pos session, whichever might be earlier (and upon prior written notice to Landlord, in the event such removal occurs after termination of this Lease or Tenant's right to possession), failing which Landlord may do so and thereupon the provisions of Section 18(f) shall apply.

  (d) All obligations of Tenant under this Section 9 shall survive the expiration of the Term or sooner termination of this Lease.

     10. Holding Over. If Tenant or any party claiming under Tenant remains in possession of the Premises or any part thereof after the termination or expiration of this Lease, such holdover shall be deemed to create a tenancy at will on a month-to-month basis subject to the terms and provisions of this Lease except that Monthly Base Rent shall be one hundred fifty percent (150%) of the Monthly Base Rent due prior to the commencement of such holdover during the first two (2) months of such holdover and thereafter, two hundred percent (200%) of the Monthly Base Rent due prior to the commencement of such holdover. The foregoing shall not be construed to limit (i) Landlord's right to terminate such month-to-month tenancy at will in accordance with Florida law, or (ii) Landlord's rights and remedies in accordance with this Lease and Florida law to evict Tenant or otherwise terminate Tenant's possession of the Premises in the event of such termination and seek damages (including without limitation consequential damages) resulting from such holdover; provided, however, that the Landlord shall not be entitled to damages resulting from the first two (2) months of any holdover by Tenant.

     11. Rules and Regulations. Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 12 hereof and elsewhere in this Lease, and agrees, for itself, its employees, agents, invitees, licensees and contractors, to comply with the rules and regulations set forth in Exhibit B attached to this Lease, and elsewhere in this Lease, and such other rules and regulations as shall be adopted by Landlord pursuant to Section 12(h) or any other Section of this Lease. To the extent that the Rules and Regulations, current or amended, conflict with the provisions of the rest of this Lease, the Lease shall govern. Landlord agrees not to enforce such rules and regulations selectively.

     Any violation by Tenant, or by any of its employees, agents, licensees, invitees or contractors, of any of the rules and regulations contained in Exhibit B attached to this Lease or other Section of this Lease, or as may hereafter be adopted by Landlord pursuant to Section 12(h) or any other Section of this Lease, may be restrained or treated as a default hereunder or both following the applicable notice and cure period set forth in Section 18(a)(v); but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, losses, costs and expenses resulting from any violation by Tenant, or by any of its employees, agents, licensees, invitees or contractors, of any of said rules and regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person, although Landlord shall not enforce the rules and regulations selectively, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, licensees, invitees or contractors, or by any other person.

     12. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease:

  (a) To change the name of the Building, provided that the Building shall not be named after a competitor of Tenant..

  (b) To install and maintain signs on the exterior and interior of the Building.

  (c) To retain at all times, and to use in appropriate instances following reasonable notice except in the event of an emergency, pass keys to the Premises.

  (d) To have access for Landlord and other tenants or occupants of the Building to any mail chutes according to the rules of the United States Postal Service.

  (e) With reasonable notice to Tenant, except in case of emergency when no notice shall be required, to enter the Premises at reasonable hours for reasonable purposes, including without limitation for inspection and to meet Landlord's obligations under the Lease, in accordance with the terms and provisions of this Lease.

  (f) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise in accordance with Building security control. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, casualty, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord.

  (g) To control access to the Building in a manner that shall not unreasonably interfere with Tenant's rights hereunder.

  (h) From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit B attached to this Lease or other Sections of this Lease, or adopted pursuant to this or other Sections of this Lease, including, without limitation, the right to prohibit all smoking in the Building, for the protection or welfare of the Building or its tenants or occupants, as Landlord may determine, and Tenant agrees to abide by and comply with all such rules and regulations. Landlord shall provide Tenant with a copy of any such modifications or new rules and regulations.

  (i) To have access to the telephone closet described in Section 6(a)(iv) and to use such telephone closet for the distribution of telephone lines throughout the Building, including without limitation other tenants' demised premises therein.

     13. Alterations. Tenant shall not make any alterations in or additions or improvements to the Premises ("Alterations") without Landlord's advance written consent which shall not be unreasonably withheld, conditioned, or delayed, in each instance. All Alterations shall be at Tenant's expense, except as to the Allowance, and shall comply with all insurance requirements and with all ordinances and regulations of the municipality in which the Building is located or any department or agency thereof, with the requirements of all statutes and regulations of the State in which the Premises are located or of any subdivision, department or agency thereof, and with the American with Disabilities Act, 11 U.S.C. Section 12181, et seq. All working drawings and specifications for Alterations required by Landlord shall be prepared by an architect, space planner or engineers reasonably acceptable to Landlord at Tenant's expense. Landlord shall have fifteen (15) days to disapprove such drawings and specifications and the basis for any disapproval shall be stated with reasonable specificity. If Landlord shall not disapprove the drawings and specifications within such fifteen (15) day period, the drawings and specifications shall be deemed approved. Landlord shall reasonably cooperate, at no expense to Landlord, with Tenant's efforts to obtain the required governmental permits and approvals for any Alterations approved by Landlord. Except as specifically set forth in this Lease, all Alterations shall, immediately when installed, be deemed to have attached to the freehold and to have become the property of Landlord and shall remain for the benefit of Landlord as the expiration or earlier termination of the Term in as good order and condition as they were when installed, reasonable wear and tear excepted; provided, however, if prior to the expiration or termination of the Term, or within thirty (30) days thereafter, Landlord so directs, Tenant shall remove all or any of the installations which were placed in the Premises by Tenant as the same are designated in Landlord's notice and shall repair any damage occasioned by such removal, and in default thereof, Landlord may effect such removal and repairs at Tenant's expense plus interest at the rate of 18% per annum or such lower non-usurious rate as permitted by applicable law.
Provided that Tenant's engineer establishes to Landlord's satisfaction that the structural integrity of the Building shall not in any manner be adversely affected and subject to Landlord's review and approval of Tenant's plans and specifications, Tenant shall be entitled to install windows in the exterior side walls of the Premises. Landlord will not charge Tenant a supervisory fee, utility costs or freight elevator charges in conjunction with Tenant's initial improvement of the Premises. Landlord hereby approves the Plans; Tenant's contractor, The Auchter Company; architect, KBJ Architects, Inc.; and engineer, Evans and Hammond, Inc.

     14. Assignment and Subletting.

  (a) Tenant shall not, without the prior written consent of Landlord in each instance except as otherwise provided herein, which consent shall not be unreasonably withheld, conditioned, or delayed, subject to Section 14(e), either prior or subsequent to the Commencement Date, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 5 of this Lease or by anyone other than the Tenant and Tenant's employees. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Notwithstanding the foregoing, Tenant shall be entitled to assign or transfer this Lease or sublet the Premises or a portion thereof to an affiliate or a wholly owned subsidiary corporation of Tenant without Landlord's consent. An "affiliate" is an entity in which Tenant or Tenant's parent has no less than a direct or indirect fifty percent (50%) ownership interest or any successor to Tenant by merger, consolidation or other operation of law.

  (b) Notwithstanding anything to the contrary contained in Section 14(a) above, Tenant shall have the right, without the consent of Landlord, from time to time and at any time, to permit any business entities or persons which are Correspondents (as hereinafter defined) of Tenant to sublet or license portions of the Premises, not to exceed in the aggregate five percent (5%) thereof, for any of the purposes permitted under this Lease, subject, however, to compliance with Tenant's obligations under this Lease. As used in this subsection (b), the term "Correspondent" shall mean entities or persons which either provide to or receive from Tenant material business services or engage in business with Tenant to provide business services to others. Such subletting or licensing shall neither be deemed to vest in any such Correspondent any right or interest in this Lease or the Premises nor shall it relieve Tenant of its obligations under this Lease.

  (c) No assignment, subletting, use, occupancy, transfer or encumbrance or Landlord's consent thereto shall operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in Landlord's consent or other writing, or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance by Tenant or anyone claiming by, through or under Tenant, which shall not unreasonably be withheld or delayed. Tenant shall pay all of Landlord's costs, charges and expenses, including without limitation, reasonable attorneys' fees, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

  (d) Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of the giving of Tenant's notice to Landlord) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord reasonably deems necessary to permit Landlord to determine the financial responsibility, experience and character of the proposed assignee or subtenant.

 (e) Landlord will not unreasonably withhold or delay its consent to Tenant's assignment of this Lease or subletting the space covered by its notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in default hereunder; (ii) any notice of termination of this Lease or termination of Tenant's possession shall have been given under Section 18 hereof; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises, or the proposed use of the Premises or any portion thereof by the proposed assignee or subtenant will violate any city, state or federal law, ordinance or regulation, including, without limi tation, any applicable building code or zoning ordinances; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 5 hereof; or (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Building or Landlord, or the proposed assignee or subtenant is not sufficiently financially responsible or experienced to perform its obligations under the proposed assignment or sublease; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withhold ing consent, whether similar or dissimilar to the foregoing examples. Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment of this Lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication, which approval shall not be unreasonably conditioned, withheld or delayed.

  (f) Fifty percent (50%) of the profits from any assignment, subletting or other transfer of Tenant's interest in the Premises, whether consented to by Landlord or not, shall be payable to Landlord as and when received by Tenant and as Additional Rent. For purposes of the foregoing, "profits" shall mean any and all consideration paid by any assignee, sublessee, or other transferee to Tenant after deduction of any Rent paid by Tenant for the period of such party's occupancy of the Premises and the costs incurred by Tenant in altering the Premises for such party's use, reasonable brokerage commissions and reasonable legal fees.

  (g) If Tenant shall assign this Lease as permitted herein, the assignee shall execute a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment pursuant to which the assignee shall assume all duties and obligations of Tenant under this Lease from and after the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord under the terms of the sublease, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

  (h) If Tenant is a corporation (other than a corporation whose stock is traded through a national or regional exchange or over-the-counter), any trans action or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be transfer of Tenant's interest under this Lease for the purpose of Sections 14(a) and 14(c). If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a transfer of Tenant's interest under this Lease for the purposes of Sections 14(a) and 14(c). The term "control, as used in this
Section 14(h) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant is a private corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock as of the date of the execution and delivery of this Lease shall not be considered a change of control. Notwithstanding anything to the contrary contained herein, the transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

     15. Waiver of Certain Claims; Indemnity by Tenant and Landlord.

  (a) If any damage to the Premises or the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building, results from any act or neglect of Tenant, its employees, agents, licensees, invitees or contractors, Tenant shall be liable therefor. If Tenant does not repair such damage within thirty (30) days after written notice or such shorter period as Landlord may reasonably require, Landlord may at its option repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages plus a fee to cover Lessor's administrative expenses in an amount equal to twenty percent (20%) of all such costs and interest on all such amounts at the rate specified in Section 27(h) accruing from the date of such demand. All personal property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof, except as provided in subparagraph (c) of this Section 15.

  (b) Tenant agrees to indemnify, defend and hold Landlord, the managing agent of the Real Property, and their respective agents, partners and employees, harmless against all loss, damages, liabilities, claims, liens, costs and expenses, including without limitation reasonable attorneys' fees, in connection with injuries to any persons or damage to or theft or misappropriation or loss of property occurring in or about the Premises, arising from any negligence or tortious act of Tenant or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease; provided, however, in no event shall Landlord be entitled to any consequential, special or punitive damages from any breach or default by Tenant under this Lease except as specifically provided in this Lease.

  (c) Landlord agrees to indemnify, defend and hold Tenant, and its directors, officers, employees, shareholders, invitees, agents and representatives, harmless against all loss, damages, liabilities, claims, liens, costs and expenses, including without limitation reasonable attorneys' fees, in connection with injuries to any persons or damage to or theft or misappropriation or loss of property occurring in or about the common areas of the Building, arising from any negligence or tortious acts of Landlord in or about the common areas of the Building or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease; provided, however, in no event shall Tenant be entitled to any consequential, special or punitive damages from any breach or default by Landlord under this Lease.

     16. Damage or Destruction by Casualty.

  (a) If the Premises or the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the Premises or the Building so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders untenantable all or a substantial portion of the Premises or the common areas of the Building used by the office tenants or any other portions of the Building such that any services which Landlord is required hereunder to render to Tenant are interrupted or materially impaired or Tenant's operation of its business in the Premises is otherwise materially and adversely affected, Landlord shall, with reasonable promptness after the occurrence of such damage, provide an estimate from an independent architect of the length of time that will be required to substantially complete the repair and restoration of the Premises or such common areas or other portions of the Building, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if at least thirty percent [30%] of the Premises is rendered untenantable and either [i] the estimated time required to substantially complete such repair or restoration of the Premises or such common areas or other portions of the Building will exceed such two hundred seventy [270] day period or [ii] less than six [6] months of the Term will remain after completion of Landlord's and Tenant's repair and restoration work) shall have the right to terminate this Lease as of the date of such damage by giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). In no event may Landlord terminate unless terminating the tenancies of substantially all other office tenants of the Building. Unless this Lease is terminated as provided above, Landlord shall proceed with reasonable promptness to repair and restore the Building, the common areas thereof and/or the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 16 to repair or restore any portion of improvements, additions or alterations made by or on behalf of Tenant in the Premises; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee (defined in Section 19) applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; and (iii) Tenant shall not have the right to terminate this Lease pursuant to this Section 16 if the damage or destruction was caused by the intentional or negligent act of Tenant, its agents or employees.

 (b) In the event any such fire or casualty damage renders the Premises or any portion thereof untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 16 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Tenant completes its repair and restoration of its tenant improvements but in no event later than sixty (60) days after Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises being untenantable by Tenant and not theretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Section 16, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

  (c) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises which Landlord is not required to restore pursuant to Section 16(a)(i) hereof.

 (d) In the event of any such fire or other casualty which results in a termination of this Lease, Landlord shall receive all insurance proceeds payable with respect to the additions, improvements and alterations to the Premises required to be insured by Tenant pursuant to Section 21(a), with any deductible to be paid by Tenant to Landlord within thirty (30) days of such termination. Notwithstanding anything to the contrary contained herein, Tenant's only obligation pursuant to this Section 16(d) shall be to turn over or pay to Landlord any insurance proceeds paid to or collected by Tenant from Tenant's insurance company in connection with any such casualty and to pay to Landlord the amount of any deductible; provided, however, that nothing contained herein shall require Tenant to incur any cost or expense, or bring or commence any action or proceeding, in connection with the payment or collection of any such insurance proceeds. Tenant agrees to assign to Landlord any claim that Tenant has against Tenant's insurance company in connection with any such casualty. In the event of a casualty which results in a termination of this Lease, against which casualty Tenant has self-insured pursuant to Section 21(a), Tenant shall pay Landlord the full replacement cost of all additions, improvements and alterations damaged or destroyed by such casualty within thirty (30) days of such termination.

     17. Eminent Domain. If the entire Building or a substantial part thereof or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a "Taking"), either Landlord or Tenant may terminate this Lease by giving written notice to the other party within thirty (30) days of the Taking. Such termination shall be effective on the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking, and without apportionment of the award to or for the benefit of Tenant. If this Lease is not terminated by Landlord or Tenant after any such taking or condemnation, Landlord shall proceed with reasonable diligence and to the extent of condemnation proceeds received by Landlord to repair, alter and restore the remaining part of the Building and Premises to substantially their former condition, due allowance being made for the impact of such taking or condemnation. In such case, all Rent shall be diminished from the date of such taking by an amount representing the part of the Rent properly allocated to the portion of the Premises which are unusable by Tenant. In the case that all of the Premises are taken, Tenant's Rent shall abate from the date of the Taking to the date of termination or the date the Premises are restored to their former condition. In the event of a temporary taking (defined to mean thirty (30) days or less) of the Premises and/or Building, Landlord (at its expense) will restore the Premises and/or Building to its former condition, and a proportionate allowance shall be made to Tenant for the Rent corresponding to the time during which, and to the part of which, the Premises are untenantable. Tenant shall have no right to claim or share in any condemnation award, whether for a total or partial taking, for loss of Tenant's leasehold or other loss or expenses; provided, however, Tenant may prosecute a separate claim for Tenant's relocation costs, loss of fixtures and business losses, but only to the extent that any award made pursuant to such claim shall not diminish Landlord's award.

     18.  Default; Rights and Remedies.

   (a) The occurrence of any one or more of the following matters consti tutes a Default by Tenant under this Lease:

  (i)  Failure by Tenant to pay any Base Rent or Additional Rent within ten
(10) business days after the date when said rent is due and owing under the Lease;

  (ii) Failure by Tenant to pay, within ten (10) business days after Tenant's receipt of written notice thereof to Tenant, any other moneys required to be paid by Tenant under this Lease;

  (iii) Failure by Tenant to cure within three (3) business days after receipt of notice from Landlord any breach of the covenants in respect of assignment, subletting or other transfer of Tenant's interest under this Lease set forth in Section 14; provided, however, in the event that such cure cannot reasonably be effected in such three (3) business day period, Tenant shall have an additional reasonable period not to exceed thirty (30) days to complete such cure so long as Tenant commences such cure within such three (3) business day period and diligently thereafter pursues such cure to completion;

  (iv) Failure by Tenant to cure within three (3) business days after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;provided, however, in the event that such cure cannot reasonably be effected in such three (3) business day period, Tenant shall have an additional reasonable period not to exceed thirty (30) days to complete such cure so long as Tenant commences such cure within such three (3) business day period and diligently thereafter pursues such cure to completion;

  (v) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, unless a cure would take longer and Tenant has begun to cure within 30 days and diligently pursues it to completion;

  (vi) The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released, discharged or transferred to bond within thirty (30) days from the date of such filing;

 (vii)  Tenant abandons the Premises;

 (viii) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

  (ix) A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within ninety (90) days after such appointment;

   (x) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted (A) by Tenant or (B) against Tenant and are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution; or

  (xi) Any matter described elsewhere in this Lease as a Default and Tenant fails to cure such Default for thirty (30) days after written notice thereof from Landlord to Tenant, unless a cure would take longer and Tenant has begun to cure within 30 days and diligently pursues it to completion.

  (b) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity or elsewhere in this Lease:

  (i) Landlord may terminate this Lease by giving to Tenant written notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

  (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

  (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation injunctive relief, and for the accelerated payment of all moneys due or to become due from Tenant under any of the provisions of this Lease.

  (c) If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of the foregoing Section 18(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises by process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, with out being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by law or in equity.

  (d) If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term. In addition and regardless of whether Landlord terminates Tenant's right of possession to the Premises, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts to mitigate its damages, but Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant with regard to any reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting, and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing or paid as a result of acceleration or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

  (e) In the event of the termination of this Lease by Landlord as pro vided for by subparagraph (i) of Section 18(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the aggregate sum which at the time of such termination represents the excess, if any, of the present value on the aggregate rents at the same annual rate for the remainder of the Term as then in effect pursuant to the applicable provisions of Sections 3 and 4 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present value to be computed in each case on the basis of a seven percent (7%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated; and (ii) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of rent.

 (f) All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

  (g) In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all reasonable legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

  (h) Landlord shall be in default under this Lease if Landlord fails to perform any obligation under this Lease and such failure continues for thirty
(30) days after Tenant's written notice or such additional period as may be necessary to perform any such obligation provided that Landlord has commenced such performance within the thirty (30) day period and pursues such performance diligently thereafter. In the event of such default, Tenant may elect either (i) to cure such default and receive reimbursement from Landlord for the Tenant's actual, reasonable expenses incurred in curing such default (including an amount equal to seven percent [7%] of such expenses as an overhead and supervision fee), and in the event that Landlord fails to reimburse Tenant for such expenses within thirty (30) days of Tenant's written demand, Tenant shall be entitled to offset such costs against Rent, or (ii) to enforce Landlord's obligations under this Lease, but in no event shall Tenant be entitled to terminate this Lease except as specifically provided in Section 7 or to seek damages, actual or consequential, except to the extent of Tenant's actual, reasonable expenses incurred in curing Landlord's default as provided above.

  (i) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or any claim of injury or damage. In the event that Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant. However, Tenant shall not move to consolidate any such separate action with any action brought by Landlord for Rent or possession or both.

     19.       Subordination.

  (a) Landlord may have heretofore or may hereafter encumber with a mortgage the Building, the Land, the Real Property or any interest therein, and may have heretofore and may hereafter sell and lease back the Land, or any part of the Real Property, and may have heretofore or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage is herein called a "Mortgagee". Any such lease of the underlying land is herein called a "Ground Lease" and the lessor under any such lease is herein called a "Ground Lessor". Any Mortgage which is a first lien against the Building, the Land, the Real Property, the leasehold estate under a Ground Lease or any interest therein is herein called a "First Mortgage" and the holder or beneficiary of any First Mortgage is herein called a "First Mortgagee".) Landlord hereby warrants and represents that the Building, Land and Real Property are not encumbered by a Mortgage or Ground Lease as of the date of this Lease.

  (b) If requested by a Mortgagee or Ground Lessor, Tenant will either (i) subordinate its interest in this Lease to the lien of the Mortgage or to the Ground Lease, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (ii) make certain of Tenant's rights and interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor; provided, however, Tenant covenants it will not subordinate this Lease to any Mortgage other than a First Mortgage without the prior written consent of the First Mortgagee. Moreover, Tenant may condition delivery of any instrument subordinating Tenant's interest in this Lease to a Mortgage or a Ground Lease upon receipt of a non-disturbance and attornment agreement on the Mortgagee's or Ground Lessor's standard form.

  (c) It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease be terminated, (i) the liability of the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building, Land or Real Property, and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment so long as such new landlord agrees to recognize Tenant and not to disturb the tenancy created by this Lease except in accordance with the terms and provisions of this Lease; and (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered by the mutual agreement of Landlord and Tenant, without the prior written consent, in each instance, of the First Mortgagee or any Ground Lessor.

  (d) Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) days following the request therefor.

     20. Mortgagee Protection. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise) of the address of such Mortgagee. If required by the Mortgage, Tenant further will agree that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

     21.       Insurance and Subrogation.

  (a) Tenant shall carry insurance during the entire Term hereof and any extension thereof insuring Tenant, and insuring Landlord, the managing agent for the Real Property and their respective agents, partners and employees, as their interests may appear, with terms, coverages and in companies reasonably satisfactory to Landlord, Tenant shall maintain the following coverages in the following amounts:

  (i) Public liability insurance with the broad form comprehensive general liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, in an amount not less than $1,000,000 combined single limit per occurrence, together with umbrella and excess liability coverage of $5,000,000.

  (ii) "All risk" physical damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of all additions, improvements and alterations to the Premises and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

 (iii) Business interruption or extra expense insurance with limits not less than those carried by a prudent tenant.

 (iv) Worker's compensation insurance in the amounts required by applicable law.

Any company having a rating from A.M. Best of A+/XII or higher shall be satisfactory if authorized to do business in Florida. Such insurance may be carried under a blanket policy covering the Premises and any other of Tenant's businesses provided the coverage limits set forth herein are available without limitation or any deductible for the Premises. In addition, so long as Tenant has a net worth of not less than Five Billion Dollars ($5,000,000,000.00), as determined in accordance with generally accepted accounting principles and as reflected in financial statements reasonably approved by Landlord in writing, Tenant (a) may carry the insurance coverages required above with one or more companies having an A.M. Best rating of A-/VIII or higher if authorized to do business in Florida with deductibles not exceeding One Million Dollars ($1,000,000.00) for the public liability insurance and Two Hundred Fifty Thousand Dollars ($250,000.00) for the "all risk" physical damage insurance, or (b) may self-insure for the insurance coverages required in subparagraphs
(i), (ii) and (iii) above.

     Tenant shall, prior to the commencement of the Term and from time to time during the Term, furnish to Landlord policies or certificates evidencing the foregoing insurance coverage. Tenant's policies shall state that such insurance coverage may not be reduced, canceled or not renewed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to non-payment of premium, and in that case only ten
(10) days' prior written notice shall be sufficient).

  (b) During the entire Term of this Lease, Landlord shall maintain the following coverages in the following amounts, naming Tenant as an additional insured:

  (i) Public liability insurance with the broad form comprehensive general liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, in an amount not less than $1,000,000 combined single limit per occurrence, together with umbrella and excess liability coverage of $5,000,000.

  (ii) "All risk" physical damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of physical damage insurance on the Building, including all mechanical and electrical equipment therein, and the Land, together with adequate Boiler and Machinery coverage.

 (iii) Business interruption or extra expense insurance in amounts not in excess of those carried by a prudent landlord.

  (iv) Worker's compensation insurance in the amounts required by applicable law.

     Landlord shall, prior to the commencement of the Term and from time to time during the Term, furnish to Tenant policies or certificates evidencing the foregoing insurance coverage. Landlord's policies shall state that such insurance coverage may not be reduced, canceled or not renewed without at least thirty (30) days' prior written notice to Tenant and Landlord (unless such cancellation is due to non-payment of premium, and in that case only ten
(10) days' prior written notice shall be sufficient).

  (c) Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named as additional insureds entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and Landlord's and Tenant's policies shall provide further that the insurer waives all rights of subrogation which such insurer might have against any of the named insureds. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant and its agents and employees, and Tenant waives all claims for recovery from Landlord and its agents, partners, servants and employees for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.

     Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

  (d) Tenant and Landlord shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the Premises or the Building or the Land which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. Notwithstanding the foregoing if Tenant shall make any use of the Premises other than the Permitted Use which may increase or has increased the cost of Landlord's insurance, Tenant shall pay the cost of such increased insurance within thirty (30) days' written notice.

     22. Nonwaiver. Except as otherwise provided herein, no waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. It is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect any said notice, suit or judgment.

     23. Estoppel Certificate. Landlord and Tenant agree that from time to time upon not less than twenty (20) days' prior written request by the other party (the "Requesting Party"), or any existing or prospective Mortgagee or Ground Lessor, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant to, complete, execute and deliver to Landlord or Landlord's designee or to any Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (c) that, to the certifying party's knowledge, the Requesting Party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims of which Tenant has knowledge; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against the certifying party under the Bankruptcy Code or the bankruptcy laws of any state; and (g) such other matters as may be reasonably required by the Requesting Party, Mortgagee, or Ground Lessor, including, without limitation, any other information concerning the status of this Lease or the parties, performance hereunder reasonably requested by the party to whom such estoppel certificate is to be addressed. Tenant's failure to complete, execute and deliver any such estoppel certificate within the aforesaid twenty (20) day period shall be deemed to be a Default under Section 18 of this Lease.

     24. Corporate Authority. Landlord and Tenant each represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord's and Tenant's respective corporations and constitutes the valid and binding agreement of the parties hereto in accordance with the terms hereof. If either party so requests, the other party shall deliver to it, concurrently with the delivery of this Lease, certified resolutions of the board of directors authorizing the party's execution and delivery of this Lease and the performance of its obligations hereunder.

     25. Real Estate Brokers. Landlord and Tenant represent and warrant to each other that it has directly dealt with and only with the Brokers in connection with this Lease and agrees to indemnify and hold the other party, harmless from all losses, damages and liabilities, claims, liens, costs and expenses including, without limitation, reasonable attorneys' fees, arising from any breach of the foregoing representation. Landlord shall be solely responsible for any commission due Phoenix Realty Group, Inc. and LaSalle Partners Asset Management Limited ("LaSalle") pursuant to the terms and provisions of a separate agreement. Such agreement shall provide that LaSalle shall be solely responsible for any commission or other compensation due Heitman Financial Ltd. and McCoy Realty Group. If Landlord does not pay LaSalle the commission within thirty (30) days of when due, Tenant may pay LaSalle and receive a credit against Rent.

     26. Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be mailed by United States registered or certified mail, return receipt requested, or sent by nationally recognized courier service such as Federal Express or Airborne, addressed to Tenant at:

               The Prudential Insurance Company of America
               Two Gateway Center
               17th Floor
               100 Mulberry Street
               Newark, New Jersey 07102
               Attention: Vice President of Corporate Real
          Estate and General Counsel.

Any notices or demands from Landlord to Tenant may be signed by Landlord, the managing agent for the Real Property or any agent of any of them. Any notices or demands from Tenant to Landlord shall be mailed by registered or certified mail, return receipt requested, or sent by a nationally recognized courier service such as Federal Express or Airborne, addressed to Landlord at Landlord's address for payment of Rent as designated in Section 3 of this Lease. Either party may, upon notice to the other, change its address for receipt of notices or demands. All notices to or demands upon Landlord or Tenant shall be deemed served at the time the same were received.

     27.       Miscellaneous.

 (a) Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this Lease.

 (b) No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

 (c) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord or Tenant, and no lease or obligation on Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

 (d) The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one person or entity comprising Tenant, the liability of each shall be joint and several.

 (e) Clauses, plats, exhibits and riders, if any, affixed to this Lease are made an integral part hereof.

 (f) The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

 (g) Time is of the essence of this Lease and of each and all provisions thereof.

 (h)       All amounts (including, without limitation, Base Rent and Additional
Rent) owed by either party pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate equal to the lesser of eighteen percent (18%) per annum or the highest non-usurious rate permitted by law.

 (i) The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of any other provi sions of this Lease.

 (j) All understandings and agreements, oral or written, heretofore made between the parties hereto and any of their agents (other than their brokers) are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant.

 (k) Without limiting any provisions of this Lease, if Landlord fails to perform timely any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant (or Tenant's employees, agents, licensees, invitees or contractors) or any other cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure.

 (l) Any payment received from Tenant may be applied by Landlord at any time against any obligation due and owing by Tenant under this Lease, not withstanding any statement appearing on or referred to in any remittance from Tenant or any prior application of such payment. If a petition under the Bank ruptcy Code is initiated within ninety (90) days after receipt by Landlord of any such payment, the payment shall be deemed applicable to any unpaid obligations then due in the inverse order of their maturity.

 (m) This Lease may be executed in counterparts, which when taken together, shall constitute the binding agreement of the parties hereto.

     28. Landlord. The term "Landlord" as used in this Lease means only the owner of the Real Property from time to time. In the event of any conveyance, once or successively, of the Real Property, said Landlord making such conveyance shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such conveyance, and Tenant agrees to look solely to such grantee with respect thereto as long as this Lease shall not be affected. A mortgagee shall not be deemed such a grantee under this Section 28, unless and until the foreclosure of any Mortgage or the conveyance or transfer of Landlord's interest under this Lease in lieu of foreclosure, and then subject to the provisions of Section 19.
This Lease shall not be affected by any such conveyance, and Tenant agrees to attorn to the purchaser, grantee or assignee as more specifically set forth in
Section 19.

     29. Title and Covenant Against Liens. Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Building, the Land or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, within thirty (30) days either to pay and remove same or to transfer the lien to bond. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, the Building or the Land, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove the same or transfer the liens to bond within thirty (30) days after written demand by Landlord, such failure shall be an event of Default hereunder, and Landlord, at its election, may pay and satisfy the same, and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 27(h) hereof for amounts owed Landlord by Tenant, shall be deemed to be Additional Rent due and payable by Tenant immediately upon written notice from Landlord.

     30. Signage. With Landlord's prior written consent, which shall not be unreasonably withheld, and subject to compliance with all applicable codes and the other terms and provisions of this Lease, Tenant shall be entitled (i) to erect Tenant's signage in an area not to exceed four feet by eight feet (4'x 8') on the west side of the lower span on the exterior face of the front of the Building pursuant to signage specifications approved by Landlord in writing; provided, however, in no event shall Tenant be entitled to mount any signage or other apparatus whatsoever on the roof of the Building or to make any penetrations of the roof membrane for any reason whatsoever or make or perform any alterations or improvements in any way affecting the roof or the roof membrane, and (ii) to place on the west set of entrance doors to the common area lobby of the Building Tenant's name in a manner comparable to that of the existing America Online signage on the east set of such doors.

     31. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by such Landlord, or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Premises and the Real Property to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by such Landlord (or default through, under or by any of its beneficiaries, or any of the agents or representatives of said beneficiaries), Tenant shall look solely to the interests of such Landlord in the Premises and the Real Property.

     32. Hazardous Substances.

 (a) Tenant agrees not to generate, store, use, treat or dispose of, nor to allow, suffer or permit the generation, storage, use treatment or disposal of, any "Hazardous Waste" or "Hazardous Substance" (as those terms are defined in Resource Conservation and Recovery Act, 42 U.S.C., Section 6901, et seq., as amended ("RCRA"), or the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601, et seq., as amended ("CERCLA"), and any rules and regulations now or hereafter promulgated under either of such acts) or any pollutants or other contaminant (including, without limitation, petroleum-related products) on, in, from or about the Premises, Building or the Real Property, except in strict accordance with applicable laws and regulations and following written notice of same to Landlord. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys' fees and costs of litigation) arising out of or in any manner related to the "release" or "threatened release" of, and for any clean-up responsibility imposed under any federal, state or local law, ordinance, rule or regulations now or hereafter in effect, with respect to, any "Hazardous Waste" or "Hazardous Substance", or any pollutant, or other contaminant (including, without limitation, petroleum-related products) or environmental condition on, in from or about the Premises, Building or the Real Property or any portion thereof, which release or threatened release of pollutant or environmental condition arises out of or is in any manner related to Tenant's use or occupancy of the Premises, Building or Real Property by Tenant, its agents, employees, contractors or invitees. Tenant shall not be responsible for and shall have no liability with regard to any "Hazardous Waste" or "Hazardous Substance" or other pollutant or other contaminant or environmental condition established to be in, on, under or about the Building or the Land on the date of this Lease.

 (b) Landlord hereby warrants and represents that it has no actual, present knowledge of any "Hazardous Waste" or "Hazardous Substance" in, on, under or about the Building or the Land except as described in that certain Preliminary Groundwater Investigation dated May 3, 1994, prepared by Dames & Moore and addressed to Landlord. Landlord shall and hereby does indemnify and hold Tenant harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys' fees and costs of litigation) arising out of or in any manner related to the "release" or "threatened release" by Landlord, its agents, employees or contractors, of, and for any clean-up responsibility imposed under any federal, state or local law, ordinance, rule or regulations now or hereafter in effect, with respect to, any "Hazardous Waste" or "Hazardous Substance", or any pollutant, or other contaminant (including, without limitation, petroleum-related products) or environmental condition on, in from or about the Premises, Building or the Real Property or any portion thereof; provided, however, in no event shall Landlord have any liability to Tenant for any such "release" or "threatened release" by any tenant of the Project or any agent, employee, contractor or invitee of any tenant of the Project.

     33. Radon Gas. Section 404.056(7), Florida Statutes, requires the following disclosure: Radon is a naturally occurring radioactive gas that, when it has accumulated in building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     34. Access. Landlord's agents, employees, contractors, prospective purchasers, mortgagees and, during the last two hundred seventy (270) days of the Term, prospective tenants, shall have the right to enter the Premises at reasonable hours upon notice to Tenant for the purpose of inspecting the same, and further, Landlord, its employees, agents and contractors shall have the right to enter the Premises at reasonable hours upon notice to Tenant or at any time without notice in the case of an emergency for the purpose of making repairs thereto and to the Building and its mechanical systems and for the purpose of performing the services to be performed by Landlord pursuant to the terms hereof; provided in all cases, however, that any such right of entry shall be subject to such security regulations or procedures as may reasonably be imposed by Tenant or any governmental authority having jurisdiction thereof, and provided further, however, that in each case Landlord shall use reasonable efforts to minimize the disturbance to Tenant and to protect Tenant's fixtures, alterations and personal property. Landlord, having used such reasonable efforts, shall incur no liability to Tenant for such inconvenience, annoyance or disturbance as shall result from such entry. Landlord shall also use reasonable efforts to minimize disturbance caused by Landlord doing repairs or construction in other parts of the Building and, having used such reasonable efforts, shall incur no liability to Tenant for inconvenience, annoyance or disturbance as shall result from such repairs or construction. During the prosecution and immediately after the completion of any such repairs or construction, Landlord shall clean the Premises and the common areas of the Building and shall remove any debris therefrom. Nothing in this Section 34 shall be deemed to limit Tenant's rights pursuant to
Section 7(d) in the event of an interruption of services.

     35. Satellite Antenna Receiving Dish. Landlord hereby grants permission to Tenant to furnish and install, at Tenant's sole cost and expense, a wall-mounted satellite antenna receiving dish, subject to the following terms and conditions to which Tenant hereby agrees:

          (a) The dish shall be no more than thirty-six inches (36") in diameter and will be installed at a location mutually acceptable to Landlord and Tenant on the east side of the Building (the dish, and all wiring, equipment and other property in any way related to it, are herein collectively called the "Device"). At all time the Device will be maintained, repaired and protected by and at the expense of Tenant. Landlord will have the right to approve the Device and the installation thereof. Landlord's approval of the Device and its location will not be unreasonably withheld.

          (b) If, by reason of the Device, the rate(s) for any of Landlord's liability, fire and/or other insurance coverage(s) should at any time(s) increase, Tenant will pay such increase to Landlord upon request and as Additional Rent.

          (c) Placement and keeping of the device in the Building, and use of any part of the Building by Tenant in connection therewith, will be at Tenant's sole risk. Tenant hereby agrees to defend on behalf of Landlord, with counsel reasonably acceptable to Landlord, any and all claims, actions and demands relating to persons and/or property in which Landlord may be named and relating in any way to the Device. Tenant further agrees to and hereby does indemnify, defend, protect and hold Landlord harmless against all liabilities, costs and expenses so resulting, arising or connected. Without limiting the foregoing, on request Tenant will pay to Landlord, as Additional Rent, all sums that may be incurred by Landlord for repairing or replacing any property of Landlord and/or any other tenant(s) or occupant(s) of the Building that may be damaged or destroyed by reason of anything resulting from or in any way connected with the installation, use, maintenance, repair or removal of the Device.

          (d) Tenant will conform to and comply with all applicable present and future laws, codes, rules, regulations and ordinances of all governmental and quasi-governmental authorities having jurisdiction and the requirements and recommendations of Landlord's insurance carriers regarding the Device and the installation, use, maintenance, repair and removal thereof. All requisite licenses, authorizations and permits will be obtained and maintained by Tenant, at its expense, and will be available for inspection by Landlord upon request throughout the Term.

          (e)  Intentionally Omitted.

          (f) Landlord shall provide reasonable access to the Device and means to connect the Device to the Premises; provided, however, that Tenant shall not enter upon or use, nor allow anyone acting on Tenant's behalf to enter upon or use, the roof of the Building or any part thereof in connection with the Device.

          (g) Landlord will not be responsible for furnishing any utilities or other services for or in connection with the Device. Tenant, with the prior written consent of Landlord (which consent Landlord agrees will not be unreasonably withheld), will arrange for the furnishing of any necessary services to the Device and Tenant will pay for the same. Landlord will not be liable for any losses or damages directly or indirectly resulting from cessation or interruption of any services to the Device. However, if any service rendered to the Device is interrupted by reason of the act of Landlord, Landlord agrees to use reasonable diligence in the restoration of such service. Landlord reserves the right to interrupt any services or facilities respecting the Device at such time(s) and for as long as Landlord may deem reasonably necessary by reason of accidents or strikes or the making of repairs, alterations or improvements, or by reason of any cause beyond Landlord's reasonable control; except in an emergency, Landlord will give Tenant prior notice of any such interruption (which notice need not be written, notwithstanding Section 26).

          (h) Landlord and its designees may (but will not be required to) enter upon the portion of the Building where the Device is located at all hours for such purposes as Landlord may deem necessary or advisable, including inspecting the Device and making such changes in and to the Building as Landlord may reasonably determine.

          (i) Landlord may terminate Tenant's right to use the Device, after written notice to Tenant, provided (a) such termination is due to interference with presently existing communications facilities caused by or in any way related to the Device and (b) relocation of the Device to an area of the Building reasonably satisfactory to Landlord will not eliminate the interference. For the purposes of this paragraph, "interference" is defined as a condition which constitutes interference within the meaning of the provisions of the recommended practices of the Electronics Industry Association and/or the rules and regulations of the Federal Communications Commission or any other governmental or quasi-governmental authority, and/or a condition which adversely affects the proper and efficient maintenance, servicing and/or operation or the Real Property or any part(s) thereof or any equipment in or about the Building. Notwithstanding the foregoing, if Tenant can eliminate the interference within a time frame and in a manner reasonably acceptable to Landlord, Tenant, at its expense, may restore the Device to operation.

          (j) Notwithstanding anything contained in Section 9 of this Lease to the contrary, upon expiration or sooner termination of the Term, Tenant will remove the Device and repair any damage caused thereby. Failure to do so will entitle Landlord to effect such removal, at Tenant's expense, payable on request and as Additional Rent. Property removed by Landlord may be disposed of as Landlord determines, without liability or accountability therefor.

          (k) Tenant agrees to coordinate Tenant's use of the Device with use by Landlord and others who may now or at any time hereafter have use of the general area where the Device is located.

          (l) If Landlord requires Tenant to relocate or temporarily remove the Device to accommodate installations by Landlord or any other tenant(s) or occupant(s) of the Building, the same will be done by Tenant, at the expense of Landlord or such other tenant(s) or occupant(s).

          (m) Notwithstanding any contrary provision hereof, Tenant's use of the general area of the Building where the Device is located will be strictly limited to such actions, and to such places within such general area, as are reasonably necessary for Tenant to exercise its rights hereunder.

     IN WITNESS WHEREOF, this Lease was executed as of the Effective Date.

Signed, sealed and delivered
in the presence of:                               LANDLORD:

                                   IMESON CENTER, INC., a Florida corporation

/S/ DALE GLANTON                   By:/S/  W. ARIS NEWTON
Name:Dale Glanton                  Name:W. Aris Newton
                                   Title:President
/S/  W. CAREY WEBB
Name: W. Carey Webb



                                   TENANT:

                                   THE PRUDENTIAL INSURANCE COMPANY OF
                                   AMERICA, a New Jersey corporation

/S/  RANDALL H. STEPHENS           By:/S/ MICHAEL BAUMANN
Name:Randall H. Stephens           Name:Michael Baumann
                                   Title:Vice President - Real Estate
/S/  MICHAEL J. HUGHES
Name:Michael J. Hughes


                           EXHIBIT A

                            PREMISES

     Graphical depiction of mezzanine level and second floor floor plans.
                          EXHIBIT A-1

            SITE PLAN SHOWING TENANT'S PARKING AREA


     Graphical depiction of tenant's parking area.

                           EXHIBIT B

                     RULES AND REGULATIONS

     1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the consent of Landlord.

     2. No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only having been scheduled in advance. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

     3. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and/or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of Tenant. The time and manner of moving safes and/or other heavy equipment shall be subject to prior approval by Landlord.

     4. Only persons authorized by Landlord will be permitted to furnish towels, barbering, and other similar services to Tenant on the Premises, and only at hours and under regulations fixed by Landlord.

     5. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time, place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

     6. Landlord shall have the right to prohibit any advertising about the Building by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

     7. Tenant shall not place, cause or allow to be placed any sign or lettering whatsoever, at, in, about or upon the Premises, except in and at such places as may be designated by Landlord and consented to by Landlord in writing. All lettering and graphics on corridor doors shall conform to the standard prescribed by Landlord.

     8. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

     9. All persons in or entering the Building shall be required to comply with the security policies of the Building. Landlord will provide all security services for the Building, provided that if Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense.

     10. Only workmen approved by Landlord (and such approval shall not be unreasonably withheld) may be employed for repairs, installation, alterations, painting, material moving and other similar work that may be done on the Premises.

     11. Except as otherwise provided in the Lease, Tenant shall not do any cooking or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others. Tenant may, however, operate a kitchen by and for its employees in accordance with the terms and provisions of this Lease.

     12. Tenant shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous or explosive fluid, material, chemical or substance, or cause or permit any odors to permeate in or emanate from the Premises.

     13. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written reasonable consent of Landlord. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord, such approval not to unreasonably be withheld.

     14. No locks or bolts of any kind, other than Tenant's badge-lock system shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect without Landlord's prior consent, not to be unreasonably withheld. Landlord shall furnish two keys for each lock on doors in the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

     15. Tenant shall give immediate notice to Landlord in case of known accidents in the Premises or in the Building or of known defects therein or in any fixtures or equipment, or of any known emergency in the Building.

     16. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproduction except in connection with its own business.

     17. Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

     18. Tenant shall not advertise for laborers giving the Premises as an address, nor pay laborers at a location in the Premises. The foregoing shall not be deemed to prohibit Tenant from advertising for and hiring employees consistent with Tenant's Permitted Use.

     19. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that are transmitted to the structure or other portions of the Building or to the Premises, to such a degree as to be objectional to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise and vibration.

     20. No draperies, shutters or other covering may be installed by Tenant between the Building Standard window covering and the exterior windows or walls. Installation and use of lighting which is visible from the exterior of the Building, except for Building Standard lights, are subject to the prior written approval of Landlord, not to be unreasonably withheld.

     21. Except as otherwise provided in the Lease, Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

     22. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     23. Tenant shall not permit its employees to smoke anywhere on the Real Property other than the smoking area designated by Landlord pursuant to the terms of this Lease.

                           EXHIBIT C

                  ANNUAL AND MONTHLY BASE RENT


Lease Year   Annual Base           Annual            Monthly
 of Term      Rent/RSF            Base Rent         Base Rent

     1         $ 6.95         $   966,036.10      $ 80,503.01

     2         $ 7.20         $ 1,000,785.60      $ 83,398.80



          Renewal Option Term of Four (4) Lease Years

     3         $ 7.50         $ 1,042,485.00      $ 86,873.75

     4         $ 7.80         $ 1,084,184.40      $ 90,348.70

     5         $ 8.10         $ 1,125,883.80      $ 93,823.65

     6         $ 8.40         $ 1,167,583.20      $ 97,298.60



             Renewal Option Term of Six (6) Months

          Monthly Base Rent   -    $ 86,873.75


                          EXHIBIT C-1

                       MONTHLY BASE RENT

            FOR SPACE ON EACH FLOOR OF THE PREMISES


     Mezzanine Level Space of Premises
     (90,026 rentable square feet)                     $52,140.06

     Second Floor Space of Premises
     (48,972 rentable square feet)                     $28,362.95






                           EXHIBIT D

                 LEGAL DESCRIPTION OF THE LAND




                           EXHIBIT E

                      DESCRIPTION OF PLANS


                           EXHIBIT F

     SCHEDULE OF ITEMS SHOWN IN THE PLANS WHICH TENANT MAY REMOVE
       FROM THE PREMISES IN ACCORDANCE WITH SECTION 9(b).


      1. Telephone switch, telephones and LAN/WAN servers and any supplemental or replacement equipment relating to such equipment.

      2. UPS 160 kva Module and any supplemental or replacement equipment relating to such equipment.

                           EXHIBIT G

           COPY OF PROPOSAL FROM THE AUCHTER COMPANY